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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-53552) of Tripath Technology Inc. of our report dated January 25, 2002 relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

San Jose, California
February 15, 2002

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  EXHIBIT 23.1